UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2016

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of XPO Logistics, Inc. (the “Company”) approved a number of compensation related items described below that are designed to attract, motivate and retain the executives who lead the Company’s business, to reward them for achieving financial and strategic Company goals and to align their interests with the interests of its shareholders.

Amendment and Restatement of Employment Agreements with the Named Executive Officers

Effective as of February 9, 2016, the Company entered into an Employment Agreement (the “Agreements”) with each of the named executive officers (the “Named Executive Officers”) in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2015 (the “2015 Proxy Statement”). The Agreements replace and supersede prior employment agreements with the Named Executive Officers. The Company entered into the Agreements with the Named Executive Officers in order to (1) incentivize the Named Executive Officers in line with the Company’s corporate goals and shareholder experience, (2) provide financial incentives for the Named Executive Officers to increase shareholder value, and (3) increase the linkage of pay and performance. The principal terms of the Agreements are described below.

Term. Each of the Agreements provides for a four-year term, commencing on February 9, 2016.

Salary and Annual Incentive Bonus. The Agreements provide that the annual base salary for each of Messrs. Jacobs, Cooper, Hardig, Devens and Malat will be $625,000, $537,500, $515,000, $500,000 and $500,000 and that the target bonus for each of the Named Executive Officers will be 100 percent of each Named Executive Officer’s annual base salary. In addition, for 2015, the Agreement provides that each of Messrs. Jacobs, Cooper, Hardig, Devens and Malat are to be paid an annual bonus of $2,375,000, $1,850,000, $1,650,000, $1,650,000 and $1,650,000, respectively. However, Messrs. Jacobs, Cooper, Hardig, Devens and Malat will have to repay up to $1,400,000, $1,100,000, $1,000,000, $1,000,000 and $1,000,000, respectively, if their employment terminates under certain circumstances described in the Agreements within two years following the date on which the payment was made, including upon voluntary resignation or termination by the Company. The compensation for executives set forth above is intended to directly link their actual contribution to the achievement of overall business strategic objectives and Company performance.

Equity Incentive Awards. The Agreements provide for cash-settled, performance-based restricted stock unit (“PRSU”) grants under the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “Plan”) to each of the Named Executive Officers as described below, effective as of February 9, 2016. In addition, the Agreements provide that certain performance-based restricted stock units previously granted to the Named Executive Officers shall be amended to reduce the stock price target applicable to the awards from $60 to $32.50 but to increase the adjusted earnings per share target from $2.50 to $2.75.

Termination Events. Each of the Agreements provides that the Company may terminate the Named Executive Officer’s employment during the term with or without Cause (as defined in the Agreement) and each of the Named Executive Officers may terminate his employment on 30 days prior written notice to the Company. Other than in the event of the Named Executive Officer’s death, the severance payments described below are subject to and conditioned upon the Named Executive Officer’s (1) signing an irrevocable waiver and general release and (2) complying with the restrictive covenants contained in the Agreement (as described below).

In the event that a Named Executive Officer dies during the term of the Agreement, or if the Company terminates his employment without Cause, either prior to a Change of Control or more than two years following a Change of Control, the Named Executive Officer will be entitled to:

•	Accrued and unpaid salary, bonus and vacation benefits;

•	Solely in the case of a termination by the Company without Cause, six months’ salary, which generally will be reduced by the amount the Named Executive Officer earns while the Named Executive Officer is receiving the severance payments; and

•	Solely in the case of a termination by the Company without Cause, medical and dental coverage for a period of 12 months from the date of termination, or, if earlier, until the Named Executive Officer secures other employment.

If a Named Executive Officer’s employment is terminated by the Company for Cause, by reason of his Disability or he voluntarily resigns during the term of the Agreement (other than if such resignation is for Good Reason upon or during the two year period following a Change of Control), he will forfeit any unvested equity-based awards.

Change of Control. In the event that, upon or within the two-year period following a Change of Control, a Named Executive Officer’s employment is terminated by the Company without Cause or he resigns for Good Reason, he will receive:

•	Accrued and unpaid salary, bonus and vacation benefits;

•	Two times the sum of the Named Executive Officer’s annual base salary and target bonus;

•	A pro rata target bonus for the year of termination; and

•	Medical and dental coverage for a period of 24 months from the date of termination.

In the event that any benefits due or amounts payable to a Named Executive Officer in connection with a Change of Control constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to the Named Executive Officer on a net after-tax basis. The Named Executive Officers are not entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Clawbacks. Under the Agreements, in the event the Company terminates any Named Executive Officer’s employment for Cause or if a Named Executive Officer violates the restrictive covenants in the Agreement or engages in fraud or willful misconduct that contributes materially to any financial restatement or material loss to the Company or any of its affiliates, the Company may terminate or cancel any equity compensation that is unvested or vested and unexercised, require the Named Executive Officer to forfeit any amount payable, or the after-tax net amount paid or received by the Named Executive Officer, in respect of any equity compensation the vesting of which was accelerated upon termination of the Named Executive Officer’s employment for any reason and require the Named Executive Officer to forfeit or remit to the Company any shares (or the equivalent value in cash) that were issued to the Named Executive Officer (or cash that was paid to the Named Executive Officer) upon vesting, settlement or exercise, as applicable, of any equity compensation. In addition, if a Named Executive Officer has engaged in fraud or other willful misconduct that contributes materially to any financial restatements or material loss to the Company or any of its affiliates, the Company may require repayment by the Named Executive Officer of any cash bonus (net of any taxes paid by Employee on such payments) previously paid to the Named Executive Officer, or cancel any earned but unpaid cash bonus or Annual Bonus or adjust the future compensation of the Named Executive Officer in order to recover the amount by which any compensation paid to Employee exceeded the lower amount that would have been payable after giving effect to the restated financial results or the material loss. In addition, the Named Executive Officer’s annual bonus and equity compensation shall be subject to any other claw back or recoupment policy of the Company as may be in effect from time to time or any claw back or recoupment as may be required by applicable law.

Restrictive Covenants. Under the Agreements, each of the Named Executive Officers is generally subject to the following restrictive covenants: employee and customer non-solicitation covenants during his employment and for a period of three years thereafter; confidentiality and mutual non-disparagement covenants during his employment and thereafter; and non-competition covenants during his employment and for a period of two years thereafter, except that other than following a Change of Control, the Company will have the right to extend the non-compete for an additional year so long as the Company pays the Named Executive Officer his base salary for the additional one-year period.

The foregoing summary of certain terms and conditions of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. A copy of the form of Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. Copies of Exhibit A to the Agreement for each of Messrs. Jacobs, Cooper, Hardig, Devens and Malat are attached to this report as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Equity Grants to Named Executive Officers

On February 9, 2016, pursuant to the terms of the Agreements, the Company made cash-settled PRSU grants under the Plan to each of the Named Executive Officers. A copy of the Plan, which was approved by the Company’s stockholders on May 31, 2012, was set forth in the Company’s proxy statement filed with the SEC on April 27, 2012.

Each of the following Named Executive Officers was granted the following number of PRSUs: Mr. Jacobs – 872,600; Mr. Cooper – 196,335; Mr. Hardig – 174,520; Mr. Devens – 174,520; and Mr. Malat – 174,520.

Twenty five percent of the PRSUs (each, a “Tranche”) vest and are settled in cash on each of the first four anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment through the applicable anniversary and upon achievement of the following performance goals for each applicable Tranche: for the Tranche scheduled to vest on the first, second, third and fourth anniversaries of the date of grant, the Company’s Adjusted Cash Flow Per Share must be at least $2.93 for fiscal 2016; $3.96 for fiscal 2017; $5.38 for fiscal 2018; and $6.39 for fiscal 2019, respectively.

The Compensation Committee shall have the authority to determine in its discretion to reduce the applicable annual performance goals based on changes in economic circumstances, the competitive market or other factors it identifies in its discretion.

As an additional condition to earning the PRSUs, the Compensation Committee has also determined that no award will be earned unless the Company’s Adjusted Cash Flow Per Share for 2016 is at least equal to the Company’s Adjusted Cash Flow Per Share for 2015 for purposes of Section 162(m) of the Code.

“Adjusted Cash Flow Per Share” shall mean (i) Adjusted EBITDA (determined in accordance with the Company’s monthly operating reports and for external reporting purposes and adjusted for the impact of stock and phantom stock compensation) less any capital expenditures and interest divided by (ii) diluted shares outstanding.

The Adjusted Cash Flow Per Share metric was selected consistent with the Company’s philosophy to encourage appropriate business risk without incentivizing behaviors that may have a material adverse effect on the Company.

The vesting of the foregoing awards may, in certain circumstances, be accelerated, including full acceleration upon a Change of Control (as defined in the grant agreement) or a grantee’s death and prorated acceleration of the next Tranche scheduled to vest in the event of a termination without Cause.

In addition, pursuant to the agreements by which the foregoing equity grants were made, each grantee is prohibited from selling or transferring prior to the earlier of the grantee’s death, a Change of Control of the Company or September 2, 2018 any shares of the Company’s common stock acquired upon exercise or settlement of any equity grant received from the Company (whether on, prior to or after the date of the foregoing equity grants), except that if determined by the Board of Directors of the Company, this provision does not apply to shares withheld or transferred to cover the exercise price of stock options or tax withholding on awards.

The foregoing summary of certain terms and conditions of PRSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance-Based Restricted Stock Unit Award Agreement by which such grants were made, the form of which is attached to this report as Exhibit 10.7 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Employment Agreement, dated as of February 9, 2016

10.2	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Bradley S. Jacobs

10.3	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Troy A. Cooper

10.4	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and John J. Hardig

10.5	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Gordon E. Devens

10.6	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Scott B. Malat

10.7	Form of Performance-Based Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 11, 2016	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Employment Agreement, dated as of February 9, 2016

10.2	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Bradley S. Jacobs

10.3	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Troy A. Cooper

10.4	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and John J. Hardig

10.5	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Gordon E. Devens

10.6	Exhibit A to Employment Agreement, dated as of February 9, 2016, between the Company and Scott B. Malat

10.7	Form of Performance-Based Restricted Stock Unit Award Agreement